Exhibit 99.1
Chord Energy Reports Fourth Quarter and Full-Year 2025 Financial and Operating Results, Issues 2026 Outlook and Declares Base Dividend
Houston, Texas — February 25, 2026 — Chord Energy Corporation (NASDAQ: CHRD) (“Chord”, “Chord Energy” or the “Company”) today reported financial and operating results for the fourth quarter and full-year 2025 and announced its 2026 outlook.
Key Takeaways and Updates:
•Strong Execution: Cash Flow from Operations and Adjusted Free Cash Flow exceeded expectations in 4Q25, supported by oil volumes at the high-end of guidance and capital below expectations;
•FY25 Improving Efficiency: FY25 CapEx was more than $100MM below pro forma FY24 with pro forma oil volumes 1% higher year-over-year;
•FCF Enhancements: Generated approximately $160MM in incremental run-rate free cash flow in FY25 through continuous improvement initiatives;
•Driving Per-Share Value: In FY25, Chord continued its multi-year track record of growing production per share while paying out significant cash to shareholders and maintaining a strong balance sheet;
•FY26 Plan: 2026 volume and capital guidance consistent with November outlook;
•4-Mile Lateral Update: Successful turn-in-line (“TIL”) of seven 4-mile wells in FY25, with three of the seven TIL’d after 3Q25. Production continues to be at or above expectations, with average well costs below budget. Chord expects ~40% of wells TIL’d in FY26 to be 4-mile laterals;
•Low-Breakeven Inventory: Improved inventory quality by lowering weighted average breakeven >10% year-over-year;
•XTO Acquisition: Completed acquisition of core Williston Basin assets from XTO Energy Inc. (“XTO”);
•LOE Improved: FY25 Lease Operating Expenses (“LOE”) of $9.73/Boe was below initial expectations, despite lower FY25 gas volumes; and
•Shareholder Payouts: Declared aggregate base dividends of $5.20/share and repurchased 3.5MM shares of common stock. Chord’s fully-diluted share count was 57.2MM at YE25, reduced by >5% year-over-year.
4Q25 Operational and Financial Highlights:
•Strong Volumes: Oil volumes of 153.0 MBopd was at the high-end of guidance;
•Capital Discipline: CapEx of $305.2MM (excluding $8.0MM of reimbursable non-op CapEx) was below the low-end of guidance;
•Cost Control: LOE of $9.72/Boe was in-line with the midpoint of guidance;
•Profitability: Net income was $84.4MM and Adjusted Net Income(1) was $72.7MM ($1.28/diluted share);
•Cash Generation: Net cash provided by operating activities was $405.0MM, Adjusted EBITDA(1) was $506.4MM and Adjusted Free Cash Flow(1) was $175.0MM (excluding $8.0MM of reimbursable non-op CapEx); and
•Shareholder Returns: Approximately 50% of Adjusted Free Cash Flow(1) was returned to shareholders in 4Q25 through the base dividend of $1.30 per share and share repurchases of $10.0MM.
(1) Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under United States generally accepted accounting principles (“GAAP”).
“2025 was an outstanding year for Chord,” said Danny Brown, Chord Energy’s President and Chief Executive Officer. “We demonstrated consistent execution, both increasing volumes and lowering capital relative to original expectations. Importantly, Chord also significantly enhanced its cost structure through multiple initiatives, which resulted in improved free cash flow while increasing and improving the quality of our inventory. The company made significant progress derisking its extended lateral program and is hitting the ground running in 2026.”
Mr. Brown continued, “Fourth quarter results continue our pattern of strong performance, with higher than expected production supported by solid execution and well results, all while maintaining our focus on cost control. Chord also guided to a strong first quarter, despite challenging weather in December and January. Chord’s outlook is compelling, supported by deep, low-cost, oil-weighted inventory, a strong balance sheet, excellent track record on execution, and a relentless focus on continuous improvement. I’d like to express my deepest appreciation to the Chord team for their continued efforts to achieve, and exceed, our goals and for their focus on making our organization better. Chord is well positioned to handle the ongoing volatility with commodity prices, generating solid free cash flow at current prices, with notable upside to the next upcycle. We look forward to continuing to execute and deliver value for our shareholders.”
4Q25 Operational and Financial Update:
The following table presents select 4Q25 operational and financial data compared to guidance released on November 4, 2025:

Metric	4Q25 Actual	4Q25 Guidance
Oil Volumes (MBopd)	153.0	149.0 – 153.0
NGL Volumes (MBblpd)	52.4	49.5 – 53.5
Natural Gas Volumes (MMcfpd)	404.2	421.0 – 433.0
Total Volumes (MBoepd)	272.8	268.7 – 278.7
CapEx ($MM)(1)	$313.2	$315 – $345
Oil Discount to WTI ($/Bbl)	$(2.24)	$(2.80) – $(0.80)
NGL Realization (% of WTI)	8%	5% – 15%
Natural Gas Realization (% of Henry Hub)	39%	30% – 40%
LOE ($/Boe)	$9.72	$9.20 – $10.20
Cash GPT ($/Boe)(2)	$2.82	$2.70 – $3.00
Cash G&A ($MM)(2)	$26.8	$20.0 – $25.0
Production Taxes (% of Oil, NGL and Natural Gas Sales)	7.8%	8.3% – 8.8%
Cash Interest ($MM)(2)	$26.3	$25.0 – $27.0
Cash Tax (% of Adjusted EBITDA)	—%	0% – 3%

___________________
(1)4Q25 includes $8.0MM of reimbursable non-op CapEx.
(2)Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
Chord had 30 gross (27 net) operated TILs in 4Q25 and 122 gross (99 net) operated TILs in FY25.

Estimated Net Proved Reserves:
During 2025, the Company added 103.8 million barrels of oil equivalent (“MMBoe”) of estimated net proved reserves as a result of successful drilling in the Williston Basin and 38.0 MMBoe from the purchase of reserves in place associated with the acquisition of Williston Basin assets from XTO in 4Q25. Chord’s estimated net proved reserves at December 31, 2025 were 917.5 MMBoe and consisted of 514.7 million barrels (“MMBbl”) of crude oil, 174.1 MMBbl of NGL and 1,372.1 billion cubic feet (“Bcf”) of natural gas. The Company’s estimated net proved reserves and PV-10 do not include probable or possible reserves and were determined using the preceding 12-month unweighted arithmetic average of the first-day-of-the-month index prices for crude oil and natural gas, which were held constant throughout the life of the properties. For the year ended December 31, 2025, the unweighted arithmetic average first-day-of-the-month prices for the prior 12 months were $65.34 per Bbl for crude oil and $3.39 per MMBtu for natural gas. These prices were adjusted for quality, energy content, transportation fees and market differentials. The information in the following table does not give any effect to or reflect our commodity derivatives. Future operating costs, production taxes, plugging and abandonment costs and capital costs were based on current costs as of year-end. The Company’s estimated net proved reserves and related PV-10 at December 31, 2025 were based on reports independently prepared by Netherland, Sewell & Associates, Inc., the Company’s independent reserve engineers.
The table below summarizes the Company's estimated net proved reserves and related PV-10 at December 31, 2025:

	Crude Oil (MMBbl)	NGL (MMBbl)	Natural Gas (Bcf)	Net Estimated Reserves (MMBoe)	PV-10(1) ($MM)

Developed	314.5	127.1	1,127.9	629.5	$6,409.1
Undeveloped	200.2	47.0	244.2	288.0	2,663.3
Total Proved	514.7	174.1	1,372.1	917.5	$9,072.4
___________________
(1)PV-10 is a non-GAAP financial measure and generally differs from Standardized Measure, the most directly comparable GAAP financial measure, because it does not include the effect of income taxes on discounted future net cash flows. We believe PV-10 is a useful measure for investors when evaluating the relative monetary significance of our oil and gas properties and as a basis for comparison of the relative size and value of our proved reserves to our peers without regard to income taxes, which can vary between individual companies for various and unique factors. The PV-10 does not purport to present the fair value of our proved oil, NGL and natural gas reserves.
Return of Capital:
Chord declared a base dividend of $1.30 per share of common stock. The dividend will be payable on March 27, 2026 to shareholders of record as of March 12, 2026. Details regarding the Return of Capital calculation can be found in the Company’s most recent investor presentation located on its website at https://ir.chordenergy.com/presentations.

The Company repurchased 103,057 shares of common stock at a weighted average price of $97.01 per share totaling $10.0MM in 4Q25, representing 100% of shareholder returns after the base dividend. Shares issued and outstanding as of December 31, 2025 were 56.8MM (57.2MM on a fully-diluted basis), compared to 56.9MM (57.3MM on a fully-diluted basis) as of September 30, 2025.
Operations Update:
•4-Mile Laterals: Chord continues to advance its 4-mile lateral program. In 2025, Chord TIL’d seven 4-mile wells including three incremental TILs since Chord’s last update in November. Initial well performance across the 4-mile program is meeting or exceeding expectations, and average well costs have been below budget. For all seven 4-mile wells, tracer data is indicating contribution from the full lateral. Chord has reduced 4-mile well costs by more than 10% versus 2025 initial budget designs, supported by strong performance and efficient execution, including single-run cleanouts. Chord’s first 4-mile DSU development, the Toonie pad, has commenced fracking and will be brought online in 1Q26.
•Execution: Chord’s drilling, completions and facilities teams continue to drive operational improvement while achieving strong safety performance. In 2025, the team drove efficiencies that delivered production volumes above expectations on lower capital spending. The drilling team led the Williston Basin in total lateral footage drilled in 2025, while successfully offsetting the cost impacts of higher steel prices through improved execution. The completions team was a basin leader in 4-mile cleanout times in 2025 and continues to improve performance while lowering costs with more reliance on simulfrac, expanded dual fuel utilization to reduce diesel consumption and implementation of continuous pumping. The facilities team continues to innovate while lowering costs through design optimization, including larger facilities and expanded re-utilization efforts.

•Production/LOE: Chord continues to enhance base production, while lowering costs. Improved runtimes and base production enhancements supported Chord’s ability to exceed production expectations in 2025. With a focus on artificial lift optimization, the production team has achieved a >50% improvement in ESP replacement cycle times and a >25% improvement in failure rates since the beginning of 2025. In 2025, Chord scaled AI-driven machine learning to approximately 99% of wells on rod lift to optimize pumping operations, with early performance delivering a ~25% improvement in rod pump run times. Optimization improvements have reduced failures, resulting in approximately 1,200 fewer workover rig days in 2025 and improved safety performance.
2026 Outlook:
Chord’s 2026 program seeks to maintain stable production levels, while maximizing free cash flow. The February 2026 outlook is consistent with Chord’s preliminary outlook discussed in November, which estimated 2026 oil volumes of 157 – 161 MBopd for approximately $1.4B of CapEx. In 2026, Chord expects to generate approximately $2.3B of Adjusted EBITDA and $700MM of Adjusted Free Cash Flow ($64/Bbl WTI and $3.75/MMBtu Henry Hub).
Highlights of Chord’s FY26 guidance include:
•Volumes: Oil volumes are expected to be 159 MBopd at the midpoint of guidance. Chord expects 1Q26 volumes to be 154 MBopd at midpoint, reflecting ~1 MBopd of weather-related impacts. Oil volumes in 2Q26 are expected to increase sequentially, with further growth into 3Q26. Chord will continue to monitor non-operated activity and evaluate higher operated activity if non-op activity decreases;
•Capital: CapEx is expected to total $1.4B at the midpoint of guidance, with ~90% related to operated and non-operated drilling and completion activity. Chord expects ~80% of FY26 CapEx to be incurred 1Q26 - 3Q26.
•Midstream: Chord plans ~$30MM of midstream projects (vs. $18MM in FY25) that are included in the $1.4B midpoint CapEx guidance. These projects are small-scale, primarily focused on water disposal, enabling Chord to achieve better economics compared to third-party providers;
•Realizations: NGL and natural gas realizations are expected to be above the FY26 midpoint in 1Q26 and 4Q26 and below the FY26 midpoint in 2Q26 and 3Q26, reflecting pricing seasonality;
•Cash Taxes: Expected to range between 1% and 5% of EBITDA at $55/Bbl-$70/Bbl WTI with 1H26 lower than 2H26; and
•Activity: Chord plans to TIL 135 – 165 gross operated wells (~40% 3-mile laterals and ~40% 4-mile laterals) with an average working interest of ~75%.
The following table presents select operational and financial guidance for the periods presented:

Metric	1Q26 Guidance	FY26 Guidance
Oil Volumes (MBopd)	152.5 – 155.5	157.0 – 161.0
NGL Volumes (MBblpd)	48.0 – 49.0	49.5 – 50.5
Natural Gas Volumes (MMcfpd)	401.0 – 409.0	403.0 – 413.0
Total Volumes (MBoepd)	267.3 – 272.7	273.7 – 280.3
CapEx ($MM)	$325 – $355	$1,350 – $1,450
Oil Discount to WTI ($/Bbl)	$(1.60) – $(2.60)	$(1.50) – $(2.50)
NGL Realization (% of WTI)	5% – 15%	5% – 15%
Natural Gas Realization (% of Henry Hub)	50% – 60%	35% – 45%
LOE ($/Boe)	$9.40 – $10.40	$9.30 – $10.30
Cash GPT ($/Boe)(1)	$2.75 – $3.25	$2.65 – $3.15
Cash G&A ($MM)(1)	$23 – $28	$90 – $100
Production Taxes (% of Oil, NGL and Natural Gas Sales)	7.5% – 7.9%	7.7% – 8.1%
Cash Interest ($MM)(1)	$25 – $27	$100 – $110
Cash Tax (% of Adjusted EBITDA)(2)	0% – 3%	1% – 5%
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(1)Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for more information.
(2)1Q26 and FY26 reflect $55/Bbl – $70/Bbl WTI.

Select Operational and Financial Data:
The following table presents select operational and financial data for the periods presented:

	4Q25	3Q25	FY25
Production data:
Crude oil (MBopd)	153.0	155.7	154.8
NGL (MBblpd)	52.4	55.1	52.5
Natural gas (MMcfpd)(1)	404.2	420.1	416.2
Total production (MBoepd)	272.8	280.9	276.6
Percent crude oil	56.1%	55.4%	56.0%
Average sales prices:
Crude oil, without realized derivatives ($/Bbl)	$56.90	$63.59	$62.78
Differential to NYMEX WTI ($/Bbl)	(2.24)	(1.41)	(2.02)
Crude oil, with realized derivatives ($/Bbl)	58.62	64.16	63.59
Crude oil realized derivatives gain ($MM)	(24.3)	(8.3)	(45.9)
NGL, without realized derivatives ($/Bbl)	4.88	4.89	7.22
NGL, with realized derivatives ($/Bbl)	4.88	4.89	7.22
Natural gas, without realized derivatives ($/Mcf)(2)	1.40	0.81	1.40
Natural gas, with realized derivatives ($/Mcf)	1.56	1.11	1.51
Natural gas realized derivatives gain ($MM)	(5.9)	(11.5)	(17.9)
Selected financial data ($MM):
Revenues:
Crude oil revenues	$801.0	$910.8	$3,546.9
NGL revenues	23.5	24.8	138.2
Natural gas revenues	52.1	31.2	212.0
Total oil, NGL and natural gas revenues	$876.6	$966.8	$3,897.1
Cash flows:
Net cash provided by operating activities:	$405.0	$559.0	$2,040.7
Non-GAAP financial measures(3):
Adjusted EBITDA	$506.4	$577.8	$2,327.0
Adjusted FCF(4)	167.0	218.6	816.9
Adjusted Net Income Attributable to Common Stockholders	72.7	134.5	551.2
Select operating expenses:
LOE	$244.0	$248.6	$982.6
Gathering, processing and transportation expenses (“GPT”)	70.5	73.1	290.9
Production taxes	68.8	79.5	291.9
Depreciation, depletion and amortization	368.4	374.9	1,470.2
Total select operating expenses	$751.7	$776.1	$3,035.6
Select operating expenses ($/Boe):
LOE	$9.72	$9.62	$9.73
GPT	2.81	2.83	2.88
Production taxes	2.74	3.08	2.89
Depreciation, depletion and amortization	14.17	14.06	14.12
Total select operating expenses	$29.44	$29.59	$29.62
Earnings per share:
Basic earnings per share	$1.48	$2.26	$0.74
Diluted earnings per share	1.48	2.26	0.74
Adjusted diluted earnings per share (Non-GAAP)(3)	1.28	2.35	9.53
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(1)Marcellus natural gas volumes were 119.0 MMcfpd in 4Q25, 117.5 MMcfpd in 3Q25 and 123.7 MMcfpd in FY25.

(2)Marcellus natural gas realized prices were $3.19/Mcf in 4Q25, $2.16/Mcf in 3Q25 and $3.15/Mcf in FY25.
(3)Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
(4)4Q25, 3Q25 and FY25 include $8.0MM, $11.7MM and $19.7MM of reimbursable non-op CapEx, respectively.
Capital Expenditures:
The following table presents the Company’s capital expenditures (“CapEx”) by category for the periods presented (in millions):

	1Q25	2Q25	3Q25	4Q25	FY25
CapEx ($MM):
E&P(1)	$353.7	$351.2	$331.1	$301.6	$1,337.6
Midstream	1.1	3.3	2.5	11.4	18.3
Other	0.6	1.1	—	0.2	1.9
Total CapEx(2)	$355.4	$355.6	$333.6	$313.2	$1,357.8
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(1)4Q25 and FY25 include $8.0MM and $19.7MM of reimbursable non-op CapEx, respectively.
(2)4Q25 and FY25 exclude capitalized interest costs of $1.1MM and $4.4MM, respectively.
In addition, acquisition and leasehold costs were $548.7MM and $576.5MM in 4Q25 and FY25, respectively, including $542.2MM associated with the acquisition of Williston Basin assets from XTO in 4Q25.
Balance Sheet and Liquidity:
The following table presents key balance sheet data and liquidity metrics as of December 31, 2025 (in millions):

December 31, 2025
Revolving credit facility(1)	$2,000.0

Revolver borrowings	$—
Senior notes	1,500.0
Total debt	$1,500.0

Cash and cash equivalents	$189.5
Letters of credit	32.8
Liquidity	$2,156.7
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(1)$2.75B borrowing base and $2.0B of elected commitments.

Contact:
Chord Energy Corporation
Bob Bakanauskas, VP, Investor Relations
(281) 404-9600
ir@chordenergy.com
Conference Call Information
Investors, analysts and other interested parties are invited to listen to the webcast:

Date:	Thursday, February 26, 2026
Time:	10:00 a.m. Central
Live Webcast:	https://app.webinar.net/mBbx0VZ0w4o
You may use the following dial-in information to join the conference call by phone with operator assistance:

Dial-in:	1-800-836-8184
Intl. Dial-in:	1-646-357-8785
Conference ID:	22774
A recording of the conference call will be available beginning at 1:00 p.m. Central on the day of the call and will be available until Thursday, March 5, 2026 by dialing:

Replay dial-in:	1-888-660-6345
Intl. replay:	1-646-517-4150
Replay access:	22774 #
The call will also be available for replay for approximately 30 days at https://www.chordenergy.com
Forward-Looking Statements and Cautionary Statements
Certain statements in this press release, other than statements of historical facts, that address activities, events or developments that Chord expects, believes or anticipates will or may occur in the future, including any statements regarding future opportunities for Chord, future financial performance and condition, guidance and statements regarding Chord’s expectations, beliefs, plans, financial condition, objectives, assumptions or future events or performance are forward-looking statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely,” “plan,” “positioned,” “strategy” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include statements regarding Chord’s plans and expectations with respect to the return of capital plan, advancement of its extended lateral program and production levels, anticipated financial and operating results and other guidance. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.
These forward-looking statements are based on certain assumptions made by Chord based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Chord, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, changes in crude oil, NGL and natural gas realized prices, uncertainty regarding the future actions of foreign oil producers and the related impacts such actions have on the balance between the supply of and demand for crude oil, NGLs and natural gas, the actions taken by OPEC+ with respect to oil production levels and announcements of potential changes in such levels, including the ability of the OPEC+ countries to agree on and comply with production levels, changes in trade policies and regulations, including increases or change in duties, current and potentially new tariffs or quotas and other similar measures, as well as the potential impact of retaliatory tariffs and other actions, war between Russia and Ukraine, military conflicts in the Red Sea Region and the wider Middle East and their effect on commodity prices, changes or uncertainty in general economic and geopolitical conditions, inflation rates and the impact of associated monetary policy responses, including fluctuating interest rates, logistical challenges and supply chain disruptions, our business strategy, including the continued implementation of our 4-mile well program, the geographic concentration of our operations, uncertainties in estimating proved reserves and forecasting production results, drilling and completion of wells, operational factors affecting the commencement or maintenance of producing wells, the availability of infrastructure and midstream service providers, our ability to realize the anticipated benefits from acquisitions, the condition of the capital markets generally, as well as Chord’s ability to access them, the proximity to and capacity of transportation facilities, uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting Chord’s business and other important factors that could cause actual results to differ materially from those projected as described in Chord’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”).
Any forward-looking statement speaks only as of the date on which such statement is made and Chord undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. Additional information concerning other risk factors is also contained in Chord’s most recently filed Annual Report on Form 10-K for the year ended December 31, 2024, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other SEC filings.
About Chord Energy
Chord Energy Corporation is an independent exploration and production company with quality and sustainable long-lived assets primarily in the Williston Basin. The Company is uniquely positioned with a best-in-class balance sheet and is focused on rigorous capital discipline and generating free cash flow by operating efficiently, safely and responsibly to develop its unconventional onshore oil-rich resources in the continental United States. For more information, please visit the Company’s website at www.chordenergy.com.

Comparability of Financial Statements
The results reported for the year ended December 31, 2025 reflect the consolidated results of Chord, while the results reported for the year ended December 31, 2024 reflect the consolidated results of Chord, including combined operations with Enerplus Corporation (“Enerplus”) beginning on May 31, 2024, unless otherwise noted.

Chord Energy Corporation
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except share data)

	December 31, 2025	December 31, 2024

ASSETS
Current assets
Cash and cash equivalents	$189,531	$36,950
Accounts receivable, net	1,116,685	1,298,973
Inventory	115,713	94,299
Prepaid expenses	33,767	30,875
Derivative instruments	77,312	35,944
Other current assets	5,061	82,077
Total current assets	1,538,069	1,579,118
Property, plant and equipment
Oil and gas properties (successful efforts method)	14,848,968	12,770,786
Other property and equipment	60,395	58,158
Less: accumulated depreciation, depletion and amortization	(3,572,834)	(2,142,775)
Total property, plant and equipment, net	11,336,529	10,686,169
Derivative instruments	8,366	5,629
Investment in equity securities	119,698	142,201
Long-term inventory	30,759	25,973
Operating right-of-use assets	12,749	38,004
Goodwill	—	530,616
Other assets	28,104	24,297
Total assets	$13,074,274	$13,032,007

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$41,795	$68,751
Revenues and production taxes payable	618,258	752,742
Accrued liabilities	735,386	732,296
Accrued interest payable	28,594	4,693
Derivative instruments	—	1,230
Current operating lease liabilities	14,656	37,629
Other current liabilities	11,898	86,637
Total current liabilities	1,450,587	1,683,978
Long-term debt	1,479,581	842,600
Deferred tax liabilities	1,615,850	1,496,442
Asset retirement obligations	432,802	282,369
Derivative instruments	—	1,016
Operating lease liabilities	10,518	15,190
Other liabilities	4,982	8,150
Total liabilities	4,994,320	4,329,745
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value: 240,000,000 shares authorized, 67,150,747 shares issued and 56,762,243 shares outstanding at December 31, 2025; and 240,000,000 shares authorized, 66,967,779 shares issued and 60,070,893 shares outstanding at December 31, 2024	675	673
Treasury stock, at cost: 10,388,504 shares at December 31, 2025 and 6,896,886 shares at December 31, 2024	(1,304,092)	(936,157)
Additional paid-in capital	7,339,735	7,336,091
Retained earnings	2,043,636	2,301,655
Total stockholders’ equity	8,079,954	8,702,262
Total liabilities and stockholders’ equity	$13,074,274	$13,032,007

Chord Energy Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

Revenues
Oil, NGL and gas revenues	$876,603	$1,064,297	$3,897,140	$3,836,138
Purchased oil and gas sales	292,836	390,377	979,986	1,414,944
Total revenues	1,169,439	1,454,674	4,877,126	5,251,082
Operating expenses
Lease operating expenses	243,966	241,500	982,610	824,408
Gathering, processing and transportation expenses	70,451	73,092	290,917	267,559
Purchased oil and gas expenses	291,068	390,618	975,128	1,412,357
Production taxes	68,764	88,987	291,880	333,397
Depreciation, depletion and amortization	368,446	350,740	1,470,171	1,107,776
General and administrative expenses	33,516	45,682	126,294	205,585
Impairment and exploration	5,454	2,113	551,412	17,021
Total operating expenses	1,081,665	1,192,732	4,688,412	4,168,103
Gain on sale of assets, net	4,083	3,274	8,711	17,088
Operating income	91,857	265,216	197,425	1,100,067
Other income (expense)
Net gain (loss) on derivative instruments	44,944	(17,190)	127,618	12,563
Net gain (loss) from investment in equity securities	(2,450)	28,037	(12,957)	51,284
Interest expense, net of capitalized interest	(26,826)	(17,577)	(80,150)	(56,523)
Loss on debt extinguishment	—	—	(3,494)	—
Other income, net	8,350	795	15,042	5,047
Total other income (expense), net	24,018	(5,935)	46,059	12,371
Income before income taxes	115,875	259,281	243,484	1,112,438
Income tax expense	(31,459)	(48,685)	(199,025)	(263,811)
Net income	$84,416	$210,596	$44,459	$848,627
Earnings per share:
Basic	$1.48	$3.45	$0.74	$16.32
Diluted	$1.48	$3.43	$0.74	$16.02
Weighted average shares outstanding:
Basic	56,839	60,770	57,812	51,796
Diluted	56,839	61,221	57,852	52,748

Chord Energy Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Year Ended December 31,
	2025	2024

Cash flows from operating activities:
Net income	$44,459	$848,627
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	1,470,171	1,107,776
Loss on debt extinguishment	3,494	—
Gain on sale of assets	(8,711)	(17,088)
Impairment	539,324	9,839
Deferred income taxes	119,407	221,921
Net (gain) loss from investment in equity securities	12,957	(51,284)
Net gain on derivative instruments	(127,618)	(12,563)
Equity-based compensation expenses	25,703	22,996
Deferred financing costs amortization and other	(31,318)	1,056
Working capital and other changes:
Change in accounts receivable, net	181,873	(7,746)
Change in inventory	(16,800)	(14,307)
Change in prepaid expenses	(3,153)	10,850
Change in accounts payable, interest payable and accrued liabilities	(165,041)	30,047
Change in other assets and liabilities, net	(4,090)	(52,897)
Net cash provided by operating activities	2,040,657	2,097,227
Cash flows from investing activities:
Capital expenditures	(1,347,937)	(1,179,075)
Acquisitions, net of cash acquired	(575,668)	(655,023)
Proceeds from divestitures, net of cash divested	24,762	60,748
Derivative settlements	56,267	(12,672)
Contingent consideration received	25,000	25,000
Distributions from investment in equity securities	11,595	7,205
Net cash used in investing activities	(1,805,981)	(1,753,817)
Cash flows from financing activities:
Proceeds from revolving credit facility	3,826,000	3,535,000
Principal payments on revolving credit facility	(4,271,000)	(3,090,000)
Repurchase of senior unsecured notes	(401,432)	(63,000)
Issuance of senior notes	1,500,000	—
Deferred financing costs	(29,413)	(3,313)
Repurchases of common stock	(364,877)	(444,235)
Tax withholding on vesting of equity-based awards	(22,101)	(63,386)
Dividends paid	(317,763)	(529,910)
Payments on finance lease liabilities	(1,917)	(1,458)
Proceeds from warrants exercised	408	35,844
Net cash used in financing activities	(82,095)	(624,458)
Increase (decrease) in cash and cash equivalents	152,581	(281,048)
Cash and cash equivalents:
Beginning of period	36,950	317,998
End of period	$189,531	$36,950
Supplemental cash flow information:
Cash paid for interest, net of capitalized interest	$51,698	$49,509
Supplemental non-cash transactions:
Change in accrued capital expenditures	$7,453	$43,235
Change in asset retirement obligations	152,388	6,220
Non-cash consideration exchanged in business combinations	—	3,732,137
Dividends payable	1,372	16,658

Non-GAAP Financial Measures
The following are non-GAAP financial measures not prepared in accordance with GAAP that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company believes that the foregoing are useful supplemental measures that provide an indication of the results generated by the Company’s principal business activities. However, these measures are not recognized by GAAP and do not have a standardized meaning prescribed by GAAP. Therefore, these measures may not be comparable to similar measures provided by other issuers. From time to time, the Company provides forward-looking forecasts of these measures; however, the Company is unable to provide a quantitative reconciliation of the forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures because management cannot reliably quantify certain of the necessary components of such forward-looking GAAP measures. The reconciling items in future periods could be significant. To see how the Company reconciles its historical presentations of these non-GAAP financial measures to the most directly comparable GAAP measures, please visit the Investors—Documents & Disclosures—Non-GAAP Reconciliation page on the Company’s website at https://ir.chordenergy.com/non-gaap.
Cash GPT
The Company defines Cash GPT as total GPT expenses less non-cash valuation charges on pipeline imbalances and non-cash mark-to-market adjustments on transportation contracts accounted for as derivative instruments. Cash GPT is not a measure of GPT expenses as determined by GAAP. Management believes that the presentation of Cash GPT provides useful additional information to investors and analysts to assess the cash costs incurred to market and transport the Company’s commodities from the wellhead to delivery points for sale without regard to the change in value of its pipeline imbalances, which vary monthly based on commodity prices, and without regard to the non-cash mark-to-market adjustments on transportation contracts classified as derivative instruments.
The following table presents a reconciliation of the GAAP financial measure of GPT expenses to the non-GAAP financial measure of Cash GPT for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(In thousands)
GPT	$70,451	$73,092	$290,917	$267,559
Pipeline imbalances	414	(1,179)	(573)	(3,975)
Loss on derivative transportation contract(1)	—	—	—	(5,877)
Cash GPT	$70,865	$71,913	$290,344	$257,707
___________________
(1)The Company had a buy/sell transportation contract that qualified as a derivative. The changes in the fair value of this contract were recorded to GPT expense. As of June 30, 2024, the term of this contract expired.
Cash G&A
The Company defines Cash G&A as total G&A expenses less G&A expenses directly attributable to certain merger and acquisition activity, non-cash equity-based compensation expenses and other non-cash charges. Cash G&A is not a measure of G&A expenses as determined by GAAP. Management believes that the presentation of Cash G&A provides useful additional information to investors and analysts to assess the Company’s operating costs in comparison to peers without regard to the aforementioned charges, which can vary substantially from company to company.
The following table presents a reconciliation of the GAAP financial measure of G&A expenses to the non-GAAP financial measure of Cash G&A for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(In thousands)
General and administrative expenses	$33,516	$45,682	$126,294	$205,585
Merger and acquisition costs(1)	(1,609)	(8,962)	(9,750)	(89,258)
Equity-based compensation expenses	(6,238)	(6,943)	(25,700)	(22,996)
Other non-cash adjustments	1,096	1,432	2,505	2,068
Cash G&A	$26,765	$31,209	$93,349	$95,399
___________________
(1)FY25 and FY24 primarily include costs directly attributable to the arrangement with Enerplus.

Cash Interest
The Company defines Cash Interest as interest expense plus capitalized interest less amortization of deferred financing costs. Cash Interest is not a measure of interest expense as determined by GAAP. Management believes that the presentation of Cash Interest provides useful additional information to investors and analysts for assessing the interest charges incurred on the Company’s debt to finance its operating activities and the Company’s ability to maintain compliance with its debt covenants.
The following table presents a reconciliation of the GAAP financial measure of interest expense to the non-GAAP financial measure of Cash Interest for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(In thousands)
Interest expense	$26,826	$17,577	$80,150	$56,523
Capitalized interest	1,102	1,198	4,419	4,905
Amortization of deferred financing costs	(1,659)	(1,140)	(5,545)	(4,538)
Cash Interest	$26,269	$17,635	$79,024	$56,890
Adjusted EBITDA and Adjusted Free Cash Flow
The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, depletion and amortization (“DD&A”), merger costs, exploration expenses, impairment expenses, loss on debt extinguishment and other similar non-cash or non-recurring charges. The Company defines Adjusted Free Cash Flow as Adjusted EBITDA less Cash Interest and CapEx (excluding capitalized interest and acquisition capital).
Adjusted EBITDA and Adjusted Free Cash Flow are not measures of net income or cash flows from operating activities as determined by GAAP. Management believes that the presentation of Adjusted EBITDA and Adjusted Free Cash Flow provides useful additional information to investors and analysts for assessing the Company’s results of operations, financial performance, ability to generate cash from its business operations without regard to its financing methods or capital structure and the Company’s ability to maintain compliance with its debt covenants.

The following table presents reconciliations of the GAAP financial measures of net income and net cash provided by operating activities to the non-GAAP financial measures of Adjusted EBITDA and Adjusted Free Cash Flow for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(In thousands)
Net income	$84,416	$210,596	$44,459	$848,627
Interest expense, net of capitalized interest	26,826	17,577	80,150	56,523
Loss on debt extinguishment	—	—	3,494	—
Income tax expense	31,459	48,685	199,025	263,811
Depreciation, depletion and amortization	368,446	350,740	1,470,171	1,107,776
Merger and acquisition costs(1)	1,609	8,962	9,750	89,258
Impairment and exploration expenses(2)	5,454	2,113	551,412	17,021
Gain on sale of assets, net	(4,083)	(3,274)	(8,711)	(17,088)
Net (gain) loss on derivative instruments	(44,944)	17,190	(127,618)	(12,563)
Realized gain on commodity price derivative contracts	30,200	5,187	63,809	883
Net (gain) loss from investment in equity securities	2,450	(28,037)	12,957	(51,284)
Distributions from investment in equity securities	2,414	2,341	9,545	9,255
Equity-based compensation expenses	6,238	6,943	25,700	22,996
Other non-cash adjustments	(4,048)	1,036	(7,193)	12,055
Adjusted EBITDA	506,437	640,059	2,326,950	2,347,270
Cash interest	(26,269)	(17,635)	(79,024)	(56,890)
CapEx(3)	(313,204)	(330,319)	(1,357,884)	(1,231,550)
Cash taxes paid	—	(15,180)	(73,099)	(53,721)
Adjusted Free Cash Flow	$166,964	$276,925	$816,943	$1,005,109

Net cash provided by operating activities	$404,987	$566,455	$2,040,657	$2,097,227
Changes in working capital	8,210	57,391	7,211	34,053
Interest expense, net of capitalized interest	26,826	17,577	80,150	56,523
Current income tax expense (benefit)	18,750	(26,353)	79,618	41,889
Merger and acquisition costs(1)	1,609	8,962	9,750	89,258
Exploration expenses	5,453	2,112	12,085	7,183
Realized gain on commodity price derivative contracts	30,200	5,187	63,809	883
Distributions from investment in equity securities	2,414	2,341	9,545	9,255
Deferred financing costs amortization and other	12,036	5,351	31,318	(1,056)
Other non-cash adjustments	(4,048)	1,036	(7,193)	12,055
Adjusted EBITDA	506,437	640,059	2,326,950	2,347,270
Cash interest	(26,269)	(17,635)	(79,024)	(56,890)
CapEx(3)	(313,204)	(330,319)	(1,357,884)	(1,231,550)
Cash taxes paid	—	(15,180)	(73,099)	(53,721)
Adjusted Free Cash Flow	$166,964	$276,925	$816,943	$1,005,109
___________________
(1)FY25 and FY24 primarily include costs directly attributable to the arrangement with Enerplus.
(2)FY25 includes non-cash goodwill impairment charge of $539.3MM, as a result of the decline in the Company’s market capitalization during 2Q25.
(3)4Q25 and FY25 include $8.0MM and $19.7MM of reimbursable non-op CapEx, respectively, and exclude capitalized interest costs of $1.1MM and $4.4MM, respectively.

Adjusted Net Income and Adjusted Diluted Earnings Per Share
Adjusted Net Income and Adjusted Diluted Earnings Per Share are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted Net Income as net income after adjusting for (1) the impact of certain non-cash items, including non-cash changes in the fair value of derivative instruments, non-cash changes in the fair value of the Company’s investment in an unconsolidated affiliate, impairment, loss on debt extinguishment and other similar non-cash charges (2) merger costs and (3) the impact of taxes based on an estimated tax rate applicable to those adjusting items in the same period. Adjusted Net Income is not a measure of net income as determined by GAAP.
The Company calculates earnings per share under the two-class method in accordance with GAAP. The two-class method is an earnings allocation formula that computes earnings per share for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings. Adjusted Diluted Earnings Per Share is calculated as (i) Adjusted Net Income (ii) less distributed and undistributed earnings allocated to participating securities (iii) divided by the weighted average number of diluted shares outstanding for the periods presented.
The following table presents reconciliations of the GAAP financial measure of net income to the non-GAAP financial measure of Adjusted Net Income and the GAAP financial measure of diluted earnings per share to the non-GAAP financial measure of Adjusted Diluted Earnings Per Share for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(In thousands)
Net income	$84,416	$210,596	$44,459	$848,627
Net (gain) loss on derivative instruments	(44,944)	17,190	(127,618)	(12,563)
Realized gain on commodity price derivative contracts	30,200	5,187	63,809	883
Net (gain) loss from investment in equity securities	2,450	(28,037)	12,957	(51,284)
Distributions from investment in equity securities	2,414	2,341	9,545	9,255
Impairment(1)	—	1	539,324	9,839
Merger and acquisition costs(2)	1,609	8,962	9,750	89,258
Gain on sale of assets, net	(4,083)	(3,274)	(8,711)	(17,088)
Amortization of deferred financing costs	1,659	1,140	5,545	4,538
Loss on debt extinguishment	—	—	3,494	—
Other non-cash adjustments	(4,048)	1,036	(7,193)	12,055
Tax impact(3)	3,467	(853)	9,029	(10,646)
Adjusted net income	73,140	214,289	554,390	882,874
Distributed and undistributed earnings allocated to participating securities	(423)	(785)	(3,182)	(3,502)
Adjusted net income attributable to common stockholders	$72,717	$213,504	$551,208	$879,372

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

Diluted earnings per share	$1.49	$3.44	$0.77	$16.09
Net (gain) loss on derivative instruments	(0.79)	0.28	(2.21)	(0.24)
Realized gain on commodity price derivative contracts	0.53	0.08	1.10	0.02
Net (gain) loss from investment in equity securities	0.04	(0.46)	0.22	(0.97)
Distributions from investment in equity securities	0.04	0.04	0.16	0.18
Impairment(1)	—	—	9.32	0.19
Merger and acquisition costs(2)	0.03	0.15	0.17	1.69
Gain on sale of assets, net	(0.07)	(0.05)	(0.15)	(0.32)
Amortization of deferred financing costs	0.03	0.02	0.10	0.09
Loss on debt extinguishment	—	—	0.06	—
Other non-cash adjustments	(0.07)	0.02	(0.12)	0.23
Tax impact(3)	0.06	(0.02)	0.17	(0.22)
Adjusted Diluted Earnings Per Share	1.29	3.50	9.59	16.74
Less: Distributed and undistributed earnings allocated to participating securities	(0.01)	(0.01)	(0.06)	(0.07)
Adjusted Diluted Earnings Per Share	$1.28	$3.49	$9.53	$16.67

Diluted weighted average shares outstanding (in thousands)	56,839	61,221	57,852	52,748

Tax rate applicable to adjustment items(3)	23.5%	18.8%	23.5%	23.7%
_____________________
(1)FY25 includes non-cash goodwill impairment charge of $539.3MM as a result of the decline in the Company’s market capitalization during 2Q25.
(2)FY25 and FY24 primarily include costs directly attributable to the arrangement with Enerplus.
(3)The tax impact is computed by applying an estimated tax rate to the adjustments for certain non-cash and non-recurring items.